LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025

Loma Negra Compañía Industrial Argentina Sociedad Anónima Consolidated condensed interim financial statements as of March 31, 2025 Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2025 Contents Unaudited consolidated condensed interim statement of profit or loss and other comprehensive income Unaudited consolidated condensed interim statement of financial position Unaudited consolidated condensed interim statement of changes in equity Unaudited consolidated condensed interim statement of cash flows Notes to the unaudited consolidated condensed interim financial statements: 1. Legal information 2. Basis of preparation 3. Critical accounting judgments and key sources used for estimating uncertainty 4. Sales revenues 5. Cost of sales 6. Selling and administrative expenses 7. Other net gains and losses 8. Tax on bank accounts debits and credits 9. Financial results, net 10. Income tax expense 11. Earnings per share 12. Property, plant and equipment 13. Right of use of assets and lease liabilities 14. Investments 15. Inventories 16. Related party transactions and balances 17. Other receivables 18. Trade accounts receivable 19. Capital stock and other capital related accounts 20. Borrowings 21. Accounts payable 22. Provisions 23. Tax liabilities 24. Other liabilities 25. Cash and cash equivalents 26. Non-cash transactions 27. Segment information 28. Financial instruments 29. Compromises 30. Ferrosur Roca S.A. concession and related rail services 31. Complaints brought against the group and others in the United States 32. The argentine context 33. Officially stamped books 34. Subsequent events Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

Three month Notes 31.03.2025 31.03.2024 Net revenues 4 163,151,306 179,086,678 Cost of sales 5 (120,015,229) (133,810,417) Gross profit 43,136,077 45,276,261 Selling and administrative expenses 6 (19,026,985) (20,644,164) Other gains and losses 7 664,927 139,380 Tax on bank accounts debits and credits 8 (1,779,390) (1,943,350) FINANCIAL RESULTS, NET Exchange rate differences 9 (8,603,633) (12,877,376) Gain on net monetary position 25,410,028 154,732,506 Financial income 9 1,081,739 356,323 Financial expenses 9 (8,981,343) (38,992,530) Profit before tax 31,901,420 126,047,050 INCOME TAX EXPENSE Current 10 (10,347,158) (18,160,920) Deferred 10 (304,645) (28,824,971) NET PROFIT FOR THE PERIOD 21,249,617 79,061,159 Net profit (loss) for the period attributable to: Owners of the Company 21,473,321 79,138,339 Non-controlling interests (223,704) (77,180) NET PROFIT FOR THE PERIOD 21,249,617 79,061,159 Earnings per share (basic and diluted) in Argentine pesos 11 36.8020 135.6332 The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 1

Notes 31.03.2025 31.12.2024 ASSETS Non-current assets Property, plant and equipment 12 1,141,691,971 1,144,533,909 Right of use of assets 13 3,231,083 3,448,587 Intangible assets 2,824,282 3,145,377 Investments 14 75,347 75,347 Goodwill 751,539 751,539 Inventories 15 78,800,395 72,704,945 Other receivables 17 1,797,238 6,789,892 Other assets 680,232 738,522 Total non-current assets 1,229,852,087 1,232,188,118 Current assets Inventories 15 239,122,716 219,053,070 Other receivables 17 16,819,190 15,016,639 Trade accounts receivable 18 55,653,097 53,469,499 Investments 14 2,052,874 628,035 Cash and banks 8,570,133 8,658,275 Total current assets 322,218,010 296,825,518 Total assets 1,552,070,097 1,529,013,636 The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 2

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF MARCH 31, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Notes	31.03.2025	31.12.2024
SHAREHOLDERS' EQUITY AND LIABILITIES			
Capital stock and other capital related accounts	19	287,064,117	287,064,117
Reserves		407,272,660	407,272,660
Retained earnings		188,462,967	166,989,646
Equity attributable to the owners of the Company		**882,799,744**	**861,326,423**
Non-controlling interests		(464,874)	(241,170)
Total shareholders' equity		**882,334,870**	**861,085,253**
LIABILITIES			
Non-current liabilities			
Borrowings	20	13,480,740	76,238,500
Lease liabilities	13	1,644,855	1,952,384
Provisions	22	11,537,586	12,204,293
Salaries and social security payables		1,033,711	1,637,995
Other liabilities	24	1,011,772	1,096,763
Deferred tax liabilities	10	284,332,102	284,027,457
Total non-current liabilities		**313,040,766**	**377,157,392**
Current liabilities			
Borrowings	20	183,746,222	109,307,424
Lease liabilities	13	1,508,978	1,507,326
Accounts payable	21	90,417,855	101,610,705
Advances from customers		7,506,650	6,960,368
Salaries and social security payables		19,272,792	19,444,676
Tax liabilities	23	53,128,609	50,858,854
Other liabilities	24	1,113,355	1,081,638
Total current liabilities		**356,694,461**	**290,770,991**
Total liabilities		**669,735,227**	**667,928,383**
Total shareholders' equity and liabilities		**1,552,070,097**	**1,529,013,636**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF MARCH 31, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions											
	Capital Stock	Capital adjustments	Share premium	Treasury stocks trading premium	Merger premium	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2025	**58,348**	**101,771,134**	**150,899,862**	**406,373**	**33,928,400**	**20,803,709**	**162,390**	**386,306,561**	**166,989,646**	**861,326,423**	**(241,170)**	**861,085,253**
Net income for the period	–	–	–	–	–	–	–	–	21,473,321	21,473,321	(223,704)	21,249,617
Balances as of March 31, 2025	**58,348**	**101,771,134**	**150,899,862**	**406,373**	**33,928,400**	**20,803,709**	**162,390**	**386,306,561**	**188,462,967**	**882,799,744**	**(464,874)**	**882,334,870**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF MARCH 31, 2024
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions																
	Capital Stock	Treasury shares	Capital adjustments	Treasury shares adjustments	Share premium	Treasury stock shares premium	Treasury stocks trading premium	Merger premium	Cost of treasury stock	Share-based payment plans	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2024	**58,348**	**-**	**101,771,134**	**-**	**150,899,862**	**-**	**375,529**	**33,928,400**	**-**	**1,346,982**	**20,803,709**	**162,390**	**370,050,294**	**16,256,268**	**695,652,916**	**(42,471)**	**695,610,445**
Share-based payment plans										157,233	-	-	-	-	157,233	-	157,233
Acquisition of treasury stock	(33)	33	(57,231)	57,231	(775,979)	775,979	-	-	(645,801)	-	-	-	-	-	(645,801)	-	(645,801)
Granting of share-based plans	33	(33)	57,231	(57,231)	775,979	(775,979)	30,844	-	645,801	(676,645)	-	-	-	-	-	-	-
Net income for the period														79,138,339	79,138,339	(77,180)	79,061,159
Balance as of March 31, 2024	**58,348**	**-**	**101,771,134**	**-**	**150,899,862**	**-**	**406,373**	**33,928,400**	**-**	**827,570**	**20,803,709**	**162,390**	**370,050,294**	**95,394,607**	**774,302,687**	**(119,651)**	**774,183,036**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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31.03.2025 31.03.2024 CASH FLOWS FROM OPERATING ACTIVITIES Net profit for the period 21,249,617 79,061,159 Adjustments to reconcile net profit to net cash generated by operating activities Income tax expense 10,651,803 46,985,891 Depreciation and amortization 14,393,685 15,709,766 Provisions 1,098,996 1,604,179 Exchange rate differences 6,630,315 12,613,398 Interest expense 5,664,025 27,052,246 Share-based payments - 157,233 Income on disposal of property, plant and equipment (108,933) (25,998) Loss (recovery) for derecognition of allowance for contributions paid to F.F.F.S.F.I. (587,789) 76,363 Gain on net monetary position (25,410,028) (154,732,506) Changes in operating assets and liabilities Inventories (20,967,999) (34,521,574) Other receivables 3,145,727 13,157,398 Trade accounts receivable (6,808,570) (23,758,837) Advances from customers 934,644 (3,428,878) Accounts payable (7,418,342) 18,680,366 Salaries and social security payables 834,334 7,670,160 Provisions (788,485) (78,852) Tax liabilities 628,263 (11,131,315) Other liabilities 93,498 (2,997,579) Income tax paid (4,561,118) (4,153,007) Net cash used in operating activities (1,326,357) (12,060,387) CASH FLOWS FROM INVESTING ACTIVITIES Proceeds from disposal of property, plant and equipment 556,821 489,471 Payments to acquire property, plant and equipment (11,641,978) (13,721,015) Contributions to F.F.F.S.F.I. (238,441) (76,363) Net cash used in investing activities (11,323,598) (13,307,907) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from borrowings 31,799,810 125,329,242 Interest paid (5,247,834) (28,983,872) Lease payments (444,013) (596,296) Repayment of borrowings (11,141,609) (70,077,600) Repurchase of common stock - (645,801) Net cash generated by financing activities 14,966,354 25,025,673 Net increase in cash and cash equivalents 2,316,399 (342,621) Cash and cash equivalents at the beginning of the period (Note 25) 9,286,310 15,921,184 Effect of restating in constant currency of cash and cash equivalents (1,107,276) (6,962,586) Effects of the exchange rate differences on cash and cash equivalents in foreign currency 127,574 444,699 Cash and cash equivalents at the end of the period (Note 25) 10,623,007 9,060,676 The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CASH FLOWS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 6

1. LEGAL INFORMATION Legal address: Loma Negra Compañía Industrial Argentina S.A. (hereinafter “Loma Negra”, “the Company” or “the Group”) is a corporation organized under the laws of the Argentine Republic with legal address in Boulevard Cecilia Grierson 355, 4th. Floor, City of Buenos Aires, Argentina. Fiscal year number: Fiscal year number 101, beginning January 1, 2025. Principal business of the Company: The Company and its subsidiaries, are referred to in these consolidated condensed interim financial statements as “the Group”. The main activity of the Group is the manufacturing and selling of cement and its derivatives, as well as the extraction of mineral resources that are used in the production process. At present, the Group has 8 cement factories in Argentina, in the provinces of Buenos Aires, Neuquén, San Juan and Catamarca. The Company also has mobile concrete plants that adapt to customer construction projects at all times. The Group, through its subsidiary Cofesur S.A.U., has a controlling interest in Ferrosur Roca S.A., a company whose capital is held by Cofesur S.A.U. with 80%, the National State with a 16% interest, and 4% has been transferred by the latter to the workers through a trust created for such purpose. Ferrosur Roca S.A. operates the railway cargo network of Ferrocarril Roca under a concession granted by the Argentine government in 1993 for a term of 30 years, which allows access of several of Loma Negra’s cement production plants to the railway network. As a result of the National Government’s decision to put an end to the existing railway concession system in Argentina and shift to an open access model with the participation of private rail operators, the above concession would end in March 2023. However, the Ministry of Transport published several resolutions extending for periods between 12 and 18 months the concessions granted to various concessionaires, including Ferrosur Roca S.A., under which the concession period has been extended for the second time until September 2025. For this reason, the Group has assessed potential business scenarios based on its intention to continue delivering services as a rail network operator, as described in Note 30. The Group also has a controlling interest in Recycomb S.A.U., a company engaged in the treatment and recycling of industrial waste intended to be used as fuel or raw material. Date of registration in the Argentine General Inspection of Justice (IGJ): - Registration of the bylaws: August 5th, 1926, under N° 38, Book 46. - Last amendment registered to the bylaws: September 26th, 2023, under N° 16,416, Book 114, of Companies by shares. - Correlative Number of Registration with the IGJ: 1,914,357. - Tax identification number [CUIT]: 30-50053085-1. - Date of expiration: July 3, 2116. Parent company: InterCement Trading e Inversiones Argentina S.L. with 52.1409% of the Company’s capital stock and votes. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 7

Capital structure: As of March 31, 2025, the subscribed for and paid in capital amounts to $ 58,348,315.10, represented by 583,483,151 book-entry common shares with a nominal value of $ 0.10 each, and each entitling to one vote. 2. BASIS OF PREPARATION 2.1. Basis of preparation The accompanying consolidated condensed interim statement of financial position as of March 31, 2025, the consolidated condensed interim statement of profit or loss and other comprehensive income, consolidated condensed interim statement of changes in equity and of cash flows for the three month period ended March 31, 2025 and the notes to the consolidated condensed interim financial statements (hereinafter, the “interim financial statements”) are unaudited and have been prepared as interim financial information. These interim financial statements are prepared in accordance with International Accounting Standard (“IAS”) 34, Interim Financial Reporting, pursuant to the provisions in Technical Resolution No. 26 (as amended) issued by the Argentine Federation of Professional Councils of Economic Sciences [FACPCE] and the Regulations issued by the Argentine Securities Commission [“Comisión Nacional de Valores” (CNV)]. Consequently, not all of the disclosures required in accordance with International Financial Reporting Standards (“IFRS”) for annual financial statements are included herein, hence, these consolidated condensed interim financial statements shall be read in conjunction with the Group’s consolidated financial statements for the fiscal year ended December 31, 2023 issued on March 6, 2024. In the opinion of the Group’s Management, these unaudited consolidated condensed interim financial statements include all normal recurring adjustments, which are necessary for a fair representation of financial results for the interim periods presented. The financial information as of December 31, 2023 presented in these unaudited consolidated condensed interim financial statements arises from our audited consolidated financial statements for the fiscal year ended December 31, 2023, restated in closing currency of the reported period, following the guidelines in IAS 29. Such guidelines have been described in Note 2.2 to our consolidated financial statements as of December 31, 2023. The results of operations for the three-month period ended March 31, 2025 do not necessarily reflect the results for the full year. The Company believes that the disclosures are appropriate and adequate to consider that the information presented is not misleading. These consolidated condensed interim financial statements were approved for issue by the Board of Directors on November 6, 2024, the date when the interim financial statements were available for issuance. As a consequence of the activities in which the Group is engaged, its transactions do not have a significant cyclical or seasonal character. Nevertheless, during the second half of the year, the volume of sales in Argentina has historically showed a slight increase. 2.2. Basis of consolidation These interim financial statements include the unaudited consolidated condensed interim statement of financial position, results of operations and cash flows of the Company and its consolidated subsidiaries. The basis of consolidation and the subsidiaries are the same as for the Company’s audited consolidated financial statements for the year ended December 31, 2024, issued on March 6, 2025. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 8

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

The consolidated information disclosed in these consolidated condensed interim financial statements include the following subsidiaries:

	Main bussines	Country	% of direct and indirect ownership as of		
			31.03.2025	31.12.2024	31.03.2024
Subsidiary name:					
Cofesur S.A.U.	Investment	Argentina	100.00	100.00	100.00
Ferrosur Roca S.A. (1)	Rail freight transportation	Argentina	80.00	80.00	80.00
Recycomb S.A.U.	Waste recycling	Argentina	100.00	100.00	100.00

(1) Directly controlled by Cofesur S.A.U.

Below is a summary of the financial information of Ferrosur Roca S.A., a subsidiary with material non-controlling interests.

	31.03.2025	31.12.2024
Current assets	18,327,745	13,828,256
Non-current assets	14,239,391	12,937,726
Current liabilities	25,945,910	18,644,787
Non-current liabilities	2,502,865	2,778,069
Equity attributable to the owners of the company	3,294,689	4,274,501
Non-controlling interests	823,672	1,068,625

	31.03.2025	31.03.2024
Three month period		
Sales revenues	15,124,147	15,313,991
Financial results, net	(152,428)	1,501,956
Depreciations	(648,674)	(2,495,169)
Income tax	619,504	731,494
Gain (Loss) for the period	(1,224,729)	(281,173)

	31.03.2025	31.03.2024
Three month period		
Net cash used in operating activities	(6,958,135)	(1,647,370)
Net cash used in investing activities	(2,218,325)	(1,420,384)
Net cash generated by financing activities	8,994,054	3,736,206
Financial and holding results used in cash	(31,268)	(367,331)

2.3. Accounting policies

These consolidated condensed interim financial statements have been prepared using the same accounting policies and criteria used in the preparation of the audited consolidated financial statements for the year ended December 31, 2024, except for the adoption of new standards and interpretations effective as of January 1, 2024, if any.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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2.3.1. Application of new and revised International Financial Reporting Standards (IFRS) - Adoption of new and revised IFRS The Group has adopted all of the new and revised standards and interpretations issued by the International Accounting Standards Board (“IASB”) that are relevant to its operations and that are mandatorily effective as of March 31, 2025, as described in Note 2.4 to the Group's annual consolidated financial statements as of December 31, 2024. The Group has not opted for early adoption of any other standard, interpretation or amendment that has been issued but is not yet in force. - New standards New standards and interpretations issued during the three-month period ended March 31, 2025 and the standards and interpretations issued but not mandatory as of that date are described in Note 2.4 to the consolidated financial statements as of December 31, 2024. 3. CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES USED FOR ESTIMATING UNCERTAINTY In the application of the Group´s accounting policies, the Group´s management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are relevant. Actual results may differ from these estimates. In the ordinary course of its business, the Group selects tax criteria and accounting positions based on a reasonable interpretation of current regulations, also taking into account the opinion of its tax and legal advisors together with the evidence available up to the date of issue of these financial statements. However, there may be situations in which the assessment that a third party could make of them and the eventual realization of damage to the Group is uncertain. For such cases, the Group has evaluated the issues considering their significance in relation to the financial statements and has not made a provision as it is not required by current accounting standards. Underlying estimates and assumptions are continuously reviewed. Changes in estimates are accounted for prospectively. The unaudited consolidated condensed interim financial statements reflect all adjustments which are, in the opinion of Management, necessary to make a fair presentation of the results for the interim periods presented. There are no significant changes to the critical judgements used by Management in applying accounting policies to the critical judgements disclosed in the annual consolidated financial statements for the year ended December 31, 2024. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 10

4. REVENUES 31.03.2025 31.03.2024 Three month period Sales of goods 280,140,365 276,648,692 Domestic market 280,039,812 276,438,028 External customers 100,553 210,664 Services rendered 7,941,881 6,404,574 (-) Bonuses / Discounts (124,930,940) (103,966,588) Total 163,151,306 179,086,678 5. COST OF SALES 31.03.2025 31.03.2024 Three month period Inventories at the beginning of the year 291,758,015 234,429,146 Finished products 9,446,272 9,863,056 Products in progress 51,506,963 41,728,004 Raw materials, materials, fuel and spare parts 230,804,780 182,838,086 Purchases and production expenses for the period 146,180,325 173,007,842 Inventories at the end of the period (317,923,111) (273,626,571) Finished products (8,776,353) (9,934,287) Products in progress (78,815,259) (59,165,896) Raw materials, materials, fuel and spare parts (230,331,499) (204,526,388) Cost of sales 120,015,229 133,810,417 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 11

The detail of production expenses is as follows: 31.03.2025 31.03.2024 Three month period Fees and compensation for services 1,436,307 1,147,169 Salaries, wages and social security contributions 23,082,649 22,454,622 Transport and travelling expenses 1,596,143 1,560,824 Data processing 70,078 76,668 Taxes, contributions and commissions 2,562,149 2,122,611 Depreciation and amortization 18,237,725 18,497,413 Preservation and maintenance costs 13,728,223 14,760,498 Communications 186,504 175,555 Leases 185,998 306,497 Employee benefits 833,289 1,023,974 Water, natural gas and energy services 39,433 39,408 Freight 12,406,276 12,862,544 Fuel 18,572,563 24,401,957 Insurance 620,048 439,300 Packaging 4,077,279 4,930,932 Electrical power 11,027,749 11,980,769 Contractors 13,870,967 14,374,811 Canon (concession fee) 152,037 131,854 Security 888,608 912,632 Others 2,272,864 2,401,950 Total 125,846,889 134,601,988 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 12

6. SELLING AND ADMINISTRATIVE EXPENSES 31.03.2025 31.03.2024 Three month period Managers and directors compensation and fees 2,041,453 1,291,826 Fees and compensation for services 1,789,377 1,818,239 Salaries, wages and social security contributions 4,797,580 5,918,409 Transport and travelling expenses 283,117 285,474 Data processing 714,676 1,102,007 Advertising expenses 622,759 1,224,755 Taxes, contributions and commissions 3,922,231 4,049,589 Depreciation and amortization 1,068,230 1,157,787 Preservation and maintenance costs 41,048 43,079 Communications 99,502 104,697 Leases 184,409 94,339 Employee benefits 179,380 318,842 Water, natural gas and energy services 20,937 9,399 Freight 2,024,829 2,294,018 Insurance 781,454 658,617 Allowance for doubtful accounts 4,314 360 Others 451,689 272,727 Total 19,026,985 20,644,164 7. OTHER GAIN AND LOSSES 31.03.2025 31.03.2024 Three month period Gain on disposal of property, plant and equipment 108,933 25,998 Donations (47,296) (60,589) Technical assistance services provided 5,349 8,041 Gain on tax credit acquired 214,192 - Contingencies (137,773) (247,741) Leases 247,787 351,935 Miscellaneous 273,735 61,736 Total 664,927 139,380 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 13

8. TAX ON BANK ACCOUNTS DEBITS AND CREDITS The general tax rate on bank debits and credits is 0.6% for the amounts debited and credited in the bank accounts of the Group. For the amounts debited and credited, 33% of both items may be taken as payment on account of other taxes. The 67% of the tax paid is included in this line item in the statement of profit or loss and other comprehensive income. 9. FINANCIAL RESULTS, NET 31.03.2025 31.03.2024 Three month period Exchange rate differences Foreign exchange gains 408,772 2,176,205 Foreign exchange losses (9,012,405) (15,053,581) Total (8,603,633) (12,877,376) Financial income Interest from short-term investments 40,560 240,760 Unwinding of discounts on provisions and liabilities 1,041,179 115,563 Total 1,081,739 356,323 Financial expenses Interest on borrowings and other financial costs (5,541,863) (26,937,898) Loss from operations with securities - - Interest on leases (130,317) (202,108) Tax interest (8,347) (5,291) Unwinding of discounts on receivables (1,002,828) (4,579,198) Others (2,297,988) (7,268,035) Total (8,981,343) (38,992,530) 10. INCOME TAX EXPENSE Income tax expense is recognized on the basis of the actual profit for the period and the statutory rate expected at yearend. This criterion does not significantly differ from the criterion established in IAS 34, which requires income tax expense to be recognized in each interim period based on the best estimate of the effective tax rate expected as of year-end. The reconciliation of income tax expense for the three-month periods ended March 31, 2025 and 2024, and which would result from applying the statutory rate in force on the net profit before income tax expense that arises from the condensed interim statement of profit or loss and other comprehensive income for each period is as follows: LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 14

31.03.2025 31.03.2024 Total profit before income tax expense 31,901,420 126,047,050 Statutory income tax rate 35% 35 % Income tax at statutory rate (11,165,497) (44,116,468) Adjustments for calculation of the effective income tax: Recover of tax loss carryforwards 18,021 287,101 Effects of the fiscal revaluation and adjustment to reflect inflation for accounting and tax purposes 782,112 (3,137,720) Other non-taxable income or non-deductible expense, net (286,439) (18,804) Total income tax expense (10,651,803) (46,985,891) INCOME TAX Current (10,347,158) (18,160,920) Deferred (304,645) (28,824,971) Total (10,651,803) (46,985,891) Likewise, the breakdown of deferred income as of March 31, 2025 and December 31, 2024 is as follows: 31.03.2025 31.12.2024 Deferred tax assets Loss carryforward 4,770,061 4,285,446 Allowance for tax loss carryforwards (3,929,184) (4,285,446) Provisions 2,722,873 3,260,457 Salaries and social security payables 462,957 683,124 Other liabilities 557,593 885,216 Others 1,189,918 1,304,740 Total deferred tax assets 5,774,218 6,133,537 31.03.2025 31.12.2024 Deferred tax liabilities Property, plant and equipment (229,036,955) (231,015,286) Inventories (59,739,257) (57,603,115) Others (1,330,108) (1,542,593) Total deferred tax liabilities (290,106,320) (290,160,994) Total net deferred tax liabilities (284,332,102) (284,027,457) The Group carries tax losses in relation to which an impairment has been recognized and other unrecognized tax losses for a total of 11,226,239, of which 33,353 expires in 2026, 10,955,815 in 2027, 23,007 in 2028 and 214,065 in 2029. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 15

**LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM
FINANCIAL STATEMENTS AS OF MARCH 31, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)**

11. EARNINGS PER SHARE

Basic and diluted earnings per share

The earnings and the weighted average number of common shares used in the calculation of basic and diluted earnings per share are as follows:

	Three month	
	31.03.2025	31.03.2024
Profit attributable to the owners of the parent company used in the calculation of earnings per share - basic and diluted	21,473,321	79,138,339
Weighted average number of common shares for purposes of basic and diluted earnings per share (in thousands)	583,483	583,473
Basic and diluted earnings per share (in pesos)	**36.8020**	**135.6332**

12. PROPERTY, PLANT AND EQUIPMENT

	31.03.2025	31.12.2024
Cost	2,955,429,696	2,939,709,868
Accumulated depreciation	(1,813,737,725)	(1,795,175,959)
Total	**1,141,691,971**	**1,144,533,909**
Land	14,558,340	14,558,340
Plant and buildings	179,559,792	182,010,653
Machinery, equipment and spare parts	775,391,401	782,938,170
Transport and load vehicles	17,485,679	17,591,794
Furniture and fixtures	1,010,774	1,077,095
Quarries	83,663,173	85,462,240
Tools	1,272,893	1,369,984
Construction in progress	68,749,919	59,525,633
Total	**1,141,691,971**	**1,144,533,909**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

16

13. RIGHT OF USE OF ASSETS AND LEASE LIABILITIES The Group has entered into lease agreements primarily for the lease of offices and premises. The evolution of the right of use of assets and lease liabilities as of March 31, 2025 and December 31, 2024 is as follows: 31.03.2025 31.12.2024 Lease liabilities: At the beginning of the period / year 3,459,710 9,427,088 Additions 160,943 315,274 Interest accrued in the period / year 130,317 604,323 Foreign exchange loss 123,246 1,177,851 Gain on net monetary position (276,370) (4,899,963) Decrease - (1,280,153) Payments (444,013) (1,884,710) At the end of the period / year 3,153,833 3,459,710 31.03.2025 31.12.2024 Right of use assets: At the beginning of the period / year 3,448,587 6,020,165 Additions 160,943 315,274 Decrease - (1,360,597) Depreciations (378,447) (1,526,255) At the end of the period / year 3,231,083 3,448,587 14. INVESTMENTS 31.03.2025 31.12.2024 Non-current Investments in other companies - Cementos del Plata S.A. 75,347 75,347 Total 75,347 75,347 31.03.2025 31.12.2024 Current Short-term investments - Public securities in dollars 351,019 - - Mutual funds in pesos 1,626,151 558,524 - Short-term investments in foreign currency 75,704 69,511 Total 2,052,874 628,035 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 17

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

15. INVENTORIES

	31.03.2025	31.12.2024
Non-current		
Spare parts	80,102,384	74,016,798
Allowance for obsolete inventories	(1,301,989)	(1,311,853)
Total	**78,800,395**	**72,704,945**

	31.03.2025	31.12.2024
Current		
Finished products	8,776,353	9,446,272
Products in progress	78,815,259	51,506,963
Raw materials, materials and spare parts	129,531,903	136,154,528
Fuels	21,999,201	21,945,307
Total	**239,122,716**	**219,053,070**

16. RELATED PARTY TRANSACTIONS AND BALANCES

The outstanding balances between the Group and related parties as of March 31, 2025 and December 31, 2024 are as follows:

	31.03.2025	31.12.2024
Related companies:		
InterCement Brasil S.A.		
Accounts payable	(185,138)	(185,952)
InterCement Trading e Inversiones S.A.		
Other receivables	2,253,619	2,348,683
Accounts payable	(1,020,733)	(1,025,240)
Intercement Participações S.A.		
Other receivables	2,708,689	2,822,948
Accounts payable	(2,511,438)	(2,463,751)

Summary of balances as of March 31, 2025 and December 31, 2024 is as follows:

	31.03.2025	31.12.2024
Other receivables	4,962,308	5,171,631
Accounts payable	(3,717,309)	(3,674,943)

The transactions between the Group and related parties for the three month periods ended March 31, 2025 and 2024 are detailed below. These transactions are made on terms equivalent to those that prevail in arm's length transactions:

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
18

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM
FINANCIAL STATEMENTS AS OF MARCH 31, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	31.03.2025	31.03.2024
InterCement Participações S.A. – Sales of services	-	136,459

The amount recognized in the consolidated statement of profit or loss and other comprehensive income related to key management salaries, wages and fees amounted to 1,495,818 and 978,966 for the three-month periods ended March 31, 2025 and 2024, respectively. Additionally, a loss has been accrued under the long-term incentive program for a total of 346,962 and 134,189 during the three-month periods ended March 31, 2025 and 2024, respectively. Finally, 65,624 American Depositary Receipts ("ADRs") were distributed during the three-month period ended March 31, 2024 and within the framework of the aforementioned incentive programs.

The Group did not recognize any expense in the current period, or in previous ones, regarding bad or doubtful accounts related to amounts owed by related parties.

The outstanding amounts as of March 31, 2025 are not secured and will be settled in cash. No guarantees have been granted or received on the outstanding balances.

17. OTHER RECEIVABLES

	31.03.2025	31.12.2024
Non-current		
Advances to suppliers	481,388	5,458,080
Tax credits	50,672	88,018
Contributions to the Trust Fund to Strengthen the Inter-urban Railroad System (F.F.F.S.F.I.)	416,981	1,097,226
Prepaid expenses	1,257,667	1,235,966
Guarantee deposits	7,511	7,828
Subtotal	2,214,219	7,887,118
Allowance for doubtful receivables	(416,981)	(1,097,226)
Total	**1,797,238**	**6,789,892**

	31.03.2025	31.12.2024
Current		
Income tax credits	-	13,805
Turnover tax credits	878,955	-
Credit for sale of interest in Yguazu Cementos S.A.	1,073,000	1,118,262
Related parties' receivables (Note 16)	4,962,308	5,171,631
Prepaid expenses	3,072,344	2,082,055
Reimbursements receivable	32,529	46,052
Advances to suppliers	2,540,217	1,508,283
Salaries advances and loans to employees	37,453	135,849
ADSs service fee receivable	-	980,617
Receivables from sales of property, plant and equipment	2,493,284	2,943,860
Miscellaneous	1,729,100	1,016,225
Total	**16,819,190**	**15,016,639**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
19

18. TRADE ACCOUNTS RECEIVABLE 31.03.2025 31.12.2024 Accounts receivable 55,721,326 53,571,059 Accounts receivable in litigation 2,498,514 2,600,692 Notes receivable 524 569 Foreign customers 25,317 - Subtotal 58,245,681 56,172,320 Allowance for doubtful accounts (2,592,584) (2,702,821) Total 55,653,097 53,469,499 19. CAPITAL STOCK AND OTHER CAPITAL RELATED ACCOUNTS 31.03.2025 31.12.2024 Capital 58,348 58,348 Adjustment to capital 101,771,134 101,771,134 Share premium 150,899,862 150,899,862 Treasury stocks trading premium 406,373 406,373 Merger premium 33,928,400 33,928,400 Total 287,064,117 287,064,117 The issued, paid-in and registered capital, consists of: Common stock with a face value of $ 0.1 per share and entitled to 1 vote each, fully paid-in (in thousand) 583,483 583,483 Acquisition of treasury stock Based on the context and the Group’s financial position, the Board of Directors may approve various plans for the acquisition of own shares. Pursuant to Article 64 of the Capital Markets Law, treasury stock may not exceed, as a whole, the limit of 10% of capital stock. Such acquisitions are made with realized and liquid profits, since the Company approves these plans only if it has the necessary liquidity to carry out the acquisition of approved treasury shares without affecting its solvency. On December 19, 2023, taking into account the context and financial position of the Group, the Board of Directors approved a new plan for the acquisition of own shares for up to a maximum amount of $600 million and for a period of up to on March 30, 2024. During the three-month period ended March 31, 2024, the Group acquired 65,624 ADRs for a total value of 645,801. These shares were given to certain Group employees in compensation for their services as mentioned in note 16. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 20

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

20. BORROWINGS

20.1. Composition of borrowings

	31.03.2025	31.12.2024
Borrowings		
- In foreign currency	165,838,873	169,764,676
- In local currency	31,388,089	15,781,248
Total	**197,226,962**	**185,545,924**
Non-current borrowings	13,480,740	76,238,500
Current borrowings	183,746,222	109,307,424
Total	**197,226,962**	**185,545,924**

20.2. Detail of borrowings

	31.03.2025				31.12.2024
	Company	Rate	Last maturity date	Amount	Amount
Borrowings in foreign currency - US$					
Stock market promissory note	Loma Negra C.I.A.S.A.	-	Jan-25	-	1,114,980
Stock market promissory note	Loma Negra C.I.A.S.A.	-	Feb-25	-	2,782,698
Stock market promissory note	Loma Negra C.I.A.S.A.	6.25%	Aug-25	261,717	-
Stock market promissory note	Loma Negra C.I.A.S.A.	6.73%	Sep-25	3,260,400	1,922,001
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Oct-25	3,094,591	3,176,724
Stock market promissory note	Loma Negra C.I.A.S.A.	6.40%	Nov-25	103,031	-
Stock market promissory note	Loma Negra C.I.A.S.A.	7.20%	Dec-25	2,610,908	2,626,161
Stock market promissory note	Loma Negra C.I.A.S.A.	6.90%	Jan-26	5,123,982	2,480,309
Stock market promissory note	Loma Negra C.I.A.S.A.	7.25%	Feb-26	110,382	113,240
Stock market promissory note	Loma Negra C.I.A.S.A.	7.40%	Apr-26	959,231	828,983
Stock market promissory note	Loma Negra C.I.A.S.A.	6.80%	May-26	74,840	-
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Jul-26	1,396,627	-
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Aug-26	318,377	-
Total borrowings in foreign currency				**17,314,086**	**15,045,096**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

21

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM
FINANCIAL STATEMENTS AS OF MARCH 31, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	31.03.2025				31.12.2024
	Company	Rate	Last maturity date	Amount	Amount
Borrowings in local currency					
Bank overdrafts	Loma Negra C.I.A.S.A.	35.69%	Apr-25	172,722	321,136
Bank overdrafts	Ferrosur Roca S.A.	35.69%	Apr-25	14,560,524	5,290,608
Stock market promissory note	Loma Negra C.I.A.S.A.	32.00%	May-25	964,486	-
Securities-guaranteed (1)	Loma Negra C.I.A.S.A.	28.85%	Apr-25	15,690,357	10,169,504
Total borrowings in local currency				**31,388,089**	**15,781,248**

	31.03.2025				31.12.2024
	Company	Rate	Last maturity date	Amount	Amount
Corporate notes - US$					
Serie – Class 2	Loma Negra C.I.A.S.A.	6.50%	Dec-25	78,312,676	80,453,595
Serie – Class 3	Loma Negra C.I.A.S.A.	7.49%	Mar-26	59,227,563	62,967,450
Serie – Class 4	Loma Negra C.I.A.S.A.	6.00%	May-26	10,984,548	11,298,535
Total corporate bonds in foreing currency				**148,524,787**	**154,719,580**
Total				**197,226,962**	**185,545,924**

	31.03.2025	31.12.2024
Summary of borrowings by Company:		
Loma Negra C.I.A.S.A.	182,666,438	180,255,316
Ferrosur Roca S.A.	14,560,524	5,290,608
Total	**197,226,962**	**185,545,924**

20.3. Movements of borrowings

The movements of borrowings for the three-month period ended March 31, 2025 are as disclosed below:

Balances as of January 1, 2025	185,545,924
New borrowings	31,799,810
Interest accrued and others financial cost	5,533,708
Effect of exchange rate differences	6,634,643
Gain on net monetary position	(15,897,680)
Interest payments	(5,247,834)
Principal payments	(11,141,609)
Balances as of March 31, 2025	197,226,962

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
22

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

As of March 31, 2025, the long-term borrowings have the following maturity schedule:

Fiscal year	
2026	13,480,740
Total	13,480,740

21. ACCOUNTS PAYABLE

	31.03.2025	31.12.2024
Current		
Suppliers	67,158,337	78,345,035
Related parties (Note 16)	3,717,309	3,674,943
Accounts payable for investments in property, plant and equipment	2,015,764	1,763,077
Expenses accrual	17,526,445	17,827,650
Total	**90,417,855**	**101,610,705**

22. PROVISIONS

	31.03.2025	31.12.2024
Labor and social security	2,097,173	2,798,190
Environmental restoration	7,840,587	8,082,406
Civil and others	1,599,826	1,323,697
Total	**11,537,586**	**12,204,293**

Changes in the provisions were as follows:

	Labor and social security	Environmental restoration	Civil and other	Total
Balances as of December 31, 2024	2,798,190	8,082,406	1,323,697	12,204,293
Increases	268,193	408,992	417,497	1,094,682
Gain on net monetary position	(205,235)	(650,811)	(116,858)	(972,904)
Uses (*)	(763,975)	-	(24,510)	(788,485)
Balances as of March 31, 2025	**2,097,173**	**7,840,587**	**1,599,826**	**11,537,586**

(*) Includes the application of provisions to their specific purposes.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
23

23. TAX LIABILITIES 31.03.2025 31.12.2024 Current Income tax 45,554,771 43,140,324 Value added tax 4,144,011 4,545,104 Turnover tax 1,880,653 1,839,764 Other taxes, withholdings and perceptions 1,549,174 1,333,662 Total 53,128,609 50,858,854 24. OTHER LIABILITIES 31.03.2025 31.12.2024 Non-current Benefit plans 850,238 923,096 Termination payment plans 161,534 173,667 Total 1,011,772 1,096,763 Current Termination payment plans 581,352 520,327 Dividends payable to third parties minority 226,309 245,702 Others 305,694 315,609 Total 1,113,355 1,081,638 25. CASH AND CASH EQUIVALENTS For purposes of the consolidated condensed interim statement of cash flows, cash and cash equivalents include cash, banks accounts and short-term investments with high liquidity (with maturities of less than 90 days from the date of acquisition) held to settle short term liabilities, which are easily convertible into cash and that have low risk of changes in their value. Cash and cash equivalents at the end of each reporting period/year as shown in the consolidated condensed interim statement of cash flows can be reconciled to the related items in the consolidated condensed interim statement of financial position as follows: 31.03.2025 31.12.2024 Cash and banks 8,570,133 8,658,275 Short-term investments (Note 14) 2,052,874 628,035 Cash and cash equivalents 10,623,007 9,286,310 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 24

26. NON-CASH TRANSACTIONS Below is a detail of the transactions that did not involve cash flow movements during the three-month periods ended March 31, 2025 and 2024, respectively: 31.03.2025 31.03.2024 - Right of use of assets 160,943 20,516 - Acquisitions of property, plant and equipment financed with trade payables 2,015,764 501,452 - Share-based payment plans - benefit plan – 676,645 27. SEGMENT INFORMATION The Group has adopted IFRS 8 – “Operating Segments”, that require operating segments to be identified on the basis of internal reports regarding components of the Group that are regularly reviewed by the Executive Committee, chief operating decision maker, in order to allocate resources to the segments and to assess their performance. This analysis is based on monthly information concerning historical figures of the identified segments. The information reviewed by the main decision maker basically consists in the historical details corresponding to each month accumulated until the end of the reporting period. It is for this reason that they differ from the inflation-adjusted figures as described in Note 2.2. For the purposes of managing its business both financially and operatively, the Group has classified the operations of its businesses as follows: i) Cement, masonry cement and lime: this segment includes the results from the cement, masonry cement and lime business, and comprises the procurement of raw materials from quarries, the manufacturing process of clinker / quicklime and their subsequent grinding with certain additions in order to obtain the cement, masonry cement and lime. ii) Concrete: this segment includes the results generated from the production and sale of ready-mix concrete. It also includes the delivery of the product at the worksite and, depending on the circumstances, the pumping of concrete up to the place of destination. iii) Aggregates: this segment includes the results generated from the production and sale of granitic aggregates. iv) Railroad: this segment includes the results generated from the provision of the railroad transportation service. v) Others: this segment includes the results of the industrial waste treatment and recycling business to produce materials for use as fuel. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 25

31.03.2025 31.03.2024 Revenues With external customers Cement, masonry cement and lime 134,105,225 89,257,383 Concrete 13,458,030 8,086,563 Railroad 5,927,701 3,155,242 Aggregates 2,513,890 1,442,932 Others 1,721,732 592,003 With other segment Cement, masonry cement and lime 3,747,289 2,233,381 Rail services 8,662,690 5,700,180 Aggregates 1,468,561 1,303,466 Others 267,655 210,428 Inter-segment eliminations (14,146,196) (9,447,455) Subtotal 157,726,577 102,534,123 Effect from restatement in constant currency 5,424,729 76,552,555 Total 163,151,306 179,086,678 31.03.2025 31.03.2024 Cost of sales Cement, masonry cement and lime 81,090,609 47,757,016 Concrete 13,398,918 8,099,733 Railroad 15,022,250 8,635,867 Aggregates 4,686,631 2,589,888 Others 863,352 481,307 Inter-segment eliminations (14,146,196) (9,447,455) Subtotal 100,915,564 58,116,356 Effect from restatement in constant currency 19,099,665 75,694,061 Total 120,015,229 133,810,417 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 26

31.03.2025 31.03.2024 Selling, administrative expenses and other gains and losses Cement, masonry cement and lime 15,067,132 9,872,414 Concrete 656,663 534,760 Railroad 383,514 270,257 Aggregates 36,881 28,883 Others 579,255 254,217 Subtotal 16,723,445 10,960,531 Effect from restatement in constant currency 1,638,613 9,544,253 Total 18,362,058 20,504,784 31.03.2025 31.03.2024 Depreciation and amortization Cement, masonry cement and lime 1,677,787 782,533 Concrete 80,232 50,448 Railroad 180,845 353,891 Aggregates 164,621 53,299 Others 3,649 1,582 Subtotal 2,107,134 1,241,753 Effect from restatement in constant currency 12,286,551 14,468,013 Total 14,393,685 15,709,766 31.03.2025 31.03.2024 Sales revenue less cost of sales, selling, administrative expenses and other gains and losses Cement, masonry cement and lime 41,694,773 33,861,334 Concrete (597,551) (547,930) Railroad (815,373) (50,702) Aggregates (741,061) 127,627 Others 546,780 66,907 Subtotal 40,087,568 33,457,236 Effect from restatement in constant currency (15,313,549) (8,685,759) Total 24,774,019 24,771,477 Reconciling items: Tax on bank accounts debits and credits (1,779,390) (1,943,350) Financial results, net 8,906,791 103,218,923 Income tax (10,651,803) (46,985,891) Net profit for the year 21,249,617 79,061,159 In relation to the segregation of profit or loss by geographic segment, the Group carries out its activities and operations in Argentina, exports are not significant.. No customer has contributed 10% or more of the Group´s revenue for the three-month periods ended March 31, 2025 and 2024, respectively. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 27

28. FINANCIAL INSTRUMENTS 28.1. Net debt to equity ratio The net debt to equity ratio of the reported period/fiscal year is as follows: 31.03.2025 31.12.2024 Debt (i) 197,226,962 185,545,924 Cash and cash equivalents 10,623,007 9,286,310 Net debt 186,603,955 176,259,614 Equity (ii) 882,334,870 861,085,253 Net debt to equity ratio 0.21 0.20 (i) Debt is defined as current and non-current borrowings. (ii) Shareholders’ equity includes all the non-controlling interests, which are managed as capital. 28.2. Categories of financial instruments 31.03.2025 31.12.2024 Financial assets At amortized cost: Cash and banks 8,570,133 8,658,275 Investments 75,704 69,511 Accounts receivable and other receivables 65,612,001 64,258,990 At fair value through profit and loss: Investments 1,977,170 558,524 Financial liabilities Amortized cost 366,358,889 364,736,265 28.3. Financial risks The Group´s activities are exposed to a variety of financial risks: market risk (including foreign currency risk, interest rate risk and price risk considering the current inflation rates), credit risk and liquidity risk. The Group maintains an organizational structure and systems that allow the identification, measurement and control of the risks to which it is exposed. These consolidated condensed interim financial statements do not include all the information and disclosures on financial risks, therefore, they should be read in conjunction with the Group´s consolidated financial statements for the fiscal year ended December 31, 2024 issued on March 6, 2025. 28.4. Fair value measurement Fair value measurement is described in Note 32.8 to the annual consolidated financial statements as of December 31, 2024. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 28

From December 31, 2024 through March 31, 2025, there have been no significant changes in the industry’s economic activity affecting the fair value of the Group´s financial assets and liabilities, either measured at fair value or amortized cost. In addition, there were no transfers among the different levels of fair value hierarchy to assess the fair value of the Group's financial instruments during the three-month period ended March 31, 2025. The carrying amounts of financial assets and liabilities recognized at amortized cost, included in the consolidated financial statement as of March 31, 2025 approximate to their fair values. Borrowings are measured at amortized cost considering the effective interest rate method, which approximate to their fair value given their cancellation period. 28.5. Exchange risk management The Group carries out transactions in foreign currency and is hence exposed to exchange rate fluctuations, also considering the current exchange regulations in force. Exposures in the exchange rate are managed within approved policy parameters using foreign exchange contracts. The carrying amounts of monetary assets and liabilities stated in currencies other than the functional currency of each company consolidated at the end of the reporting period/year are as follows: 31.03.2025 31.12.2024 Liabilities United States Dollars 188,890,006 193,365,254 Euro 1,801,670 1,431,548 Real 479 460 Assets United States Dollars 10,476,438 10,825,349 Euro 43,050 11,948 Foreign currency sensitivity analysis The Group is mainly exposed to the US Dollar and Euro, considering that the Group’s functional currency is the Argentine peso. The following table shows the sensitivity of the Group to an increase in the exchange rate of the US dollar and the euro as of March 31, 2025. The sensitivity rate is the rate used when reporting exchange rate risk internally to key management staff and represents management’s assessment of a possible reasonable change in exchange rates. The sensitivity analysis includes only outstanding monetary items denominated in foreign currency and adjusts their translation on the balance sheet day for a 25% change in the exchange rate, considering for its calculation the whole of the items of the subsidiaries. Effect of US dollars Euro Loss for the period 44,603,392 439,655 Decrease in of shareholder's Equity 44,603,392 439,655 Additionally, considering the current exchange regulations existing in Argentina, the Group constantly monitors the alternatives for collecting assets and canceling liabilities in foreign currency and their corresponding impacts. The result derived from the use of financial instruments for the cancellation of operations in foreign currency is recognized at the moment in which the Group unconditionally commits or irreversibly executes such cancellation in kind. As of March LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 29

31, 2025, in the case of the use of financial instruments for the cancellation of the aforementioned operations, it would result in an exchange variation of approximately 22%. This impact as of the date of issuance of these financial statements would be approximately 1%. 29. COMMITMENTS The Group’s commitments are described in Note 33 to the annual consolidated financial statements for the fiscal year ended December 31, 2024. 30. FERROSUR ROCA S.A. CONCESSION AND RELATED RAIL SERVICES On March 11, 1993, Ferrosur Roca S.A. obtained the concession of the General Roca National Cargo Railway Network with the exception of the Altamirano-Miramar corridor and the urban sections, through the approval of the concession contract formalized by National Executive Branch Decree No. 2681/92, after the presentation made through a national and international tender and formalized to that effect. The area of influence is concentrated in the center and south of the province of Buenos Aires, north of the province of Río Negro and Neuquén. It has access to the ports of Buenos Aires, Dock Sud, La Plata, Quequén, and Bahía Blanca. Ferrosur Roca S.A. is indirectly controlled by the Company, through Cofesur S.A.U. which owns 80% of the interest, 16% of which belongs to the National State and the remaining 4% belongs to the workers of Ferrosur Roca S.A. through a trust created for this purpose. The term of the concession was 30 years, expiring in March 2023, with the possibility of an extension of 10 additional years. Ferrosur Roca S.A. requested the above-mentioned extension in due time on March 8, 2018, and in line with the bidding terms and conditions and the concession agreement. The concession extension request was reiterated on March 1, 2019. However, as it is mentioned in following paragraphs, the federal government issued diverse regulations with the objective that the national railway network be based on a mixed modality combining public and private cargo operators, where the National State will manage the infrastructure and control the related investments, thus allowing any registered railway operator to provide railway services regardless of who owns or possesses the facilities at the point of loading or destination (the "open access" scheme). In line with this, on March 29, 2021, through Resolution No. 219/2021, the National Commission for the Regulation of Transport (“CNRT”) approved the Regulation of the National Registry of Railway Operators and granted said capacity to Ferrosur Roca S.A. and the other concessionaires that operate the current railway concessions. In accordance with said resolution, once the “open access” scheme is in force, any registered railway operator will be able to provide railway services, as previously mentioned. Subsequently, through Resolution No. 211 of the Ministry of Transport, rejected the request for an extension of the concession contract made by the Company in 2018, along with similar requests from other existing private railway concessionaires in the country, confirming the termination of all existing concession contracts with private freight railway concessionaires. Likewise, the Ministry of Transport published various resolutions extending for periods of between 12 and 18 months the concessions granted to the various concessionaires, including Ferrosur Roca S.A., by virtue of which the concession period has been extended for the second time until September 2025. Those resolutions provide that during the extended concession period the services will be delivered on a provisional basis and may be revoked at any time without this generating any subjective right, pending right or setting any precedent that may be claimed in favor of the operators, or otherwise the recognition of any amount for the potential early revocation of the additional concession term granted. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 30

On July 8, 2024, Law 27,742, known as the “Bases Law”, was published in the Official Gazette, which enables the National Executive Branch to tender new concessions, including the railway system. Additionally, on June 13, 2024, through Decrees 525 and 526/2024, the Government declared a public emergency in railway matters for a period of 24 months. This measure, announced through the Official Gazette, aims to "protect the operational security of the provision of freight and passenger railway transport services", with no new regulations or rules related to the implementation of the aforementioned "open access" scheme having yet been issued and authorized the Ministry of Transportation to carry out "transactional acts and/or compensations within the framework of the final liquidation of the Concession Contracts approved by Decrees Nos. 1144 of June 14, 1991, 994 of June 18, 1992, 2681 of December 29, 1992, 2608 of December 22, 1993 and 430 of March 22, 1994 and those signed with the provinces within the framework of Decrees Nos. 532 of March 27, 1992 and 1168 of July 10, 1992.” Considering the provisions of Resolution No. 960/2022, the Group has assessed the possible business scenarios, considering that its intention is to continue providing services as operator of the railway network. In these scenarios, the National State, which is responsible for managing the train traffic control systems and maintaining the railway infrastructure, would charge the Group a fee for the use of the railway infrastructure, which would replace direct maintenance expenses currently paid by the concessionaires plus applicable tolls. No other significant changes are currently known regarding the rest of the matters and activities as compared to the current business model of the Group. The Group has reassessed all variables affecting accounting estimates associated with the end of the current concession, including the term for the provision of rail services, the routes and businesses that would be assigned and the future demand for rail freight, no expecting to date any significant impact. The Group will continue monitoring the new regulations as they come into effect, as well as the progress of ongoing negotiations with the National State and will record any related effect as soon as it is possible to make an estimate. The Group’s Management understands that the intention of the National State is to prioritize the continuity of the current operators for each of the existing services and businesses, thus guaranteeing the best use of the experience they have acquired. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 31

31. COMPLAINTS BROUGHT AGAINST THE GROUP AND OTHERS IN THE UNITED STATES During 2018, two lawsuits were brought in the United States (“USA”) against the Group, its directors and some of its first-line managers and the controlling shareholder at the time of the Company’s initial public offering in 2017 (“Initial Public Offering” or “IPO”), one in federal court and the other in the state of New York. Regarding the lawsuit filed in federal jurisdiction, during 2020, the Court sustained the motion to dismiss filed by the Group. Finally, on July 21, 2020, the plaintiffs voluntarily withdrew the appeal filed against the judgment of first instance that fully sustained the motion to dismiss submitted by the Group. Accordingly, a final and conclusive judgment was rendered in favor of the Group and the rest of the defendants, and the lawsuit came to an end. Regarding the state class action (Kohl v. Loma Negra CIASA, et al. -Index No. 653114/2018 - Supreme Court of the State of New York, County of New York), on October 11, 2023, we entered into a proposed agreement with the lead plaintiff. The Agreement does not contain any admission or acknowledgment of guilt for wrongful conduct by Loma Negra or other defendants in the class action, and it includes a release of all claims. The New York State Court issued a final judgment under the Settlement on March 3, 2025. The deadline to appeal the judgment expired on April 2, 2025 and no appeal was filed. As a result, the settlement is now completely final and the releases are effective. 32. THE ARGENTINE CONTEXT During 2024, the federal government promoted several bills and succeeded in approving some key regulations for Argentina's economic activity. The main initiatives include the approval of the Law for the Bases and Starting Points for Argentines' Freedom No. 27,742 (“Bases Law”), which includes the declaration of a public emergency granting the Federal Executive delegated powers in several areas; the reform of the State, which will allow the government to sell some government-owned companies; the modernization of labor regulations to encourage the growth of formal private employment; the deregulation of the energy sector, aimed at maximizing the oil & gas production in the country for sale and export purposes; and an incentive system for large investments, applicable to energy, oil, gas and infrastructure projects. The federal government also approved a fiscal package that includes an tax amnesty program and a regularization system for assets, allowing for the legalization of money and goods. These measures seek to achieve fiscal balance, with a zero monetary emission policy, and it has enabled the government to achieve in a short term a primary and financial surplus, as well as to begin an inflation deceleration process. Growth projections are projected at 5% this year, supported by a recovery in consumption and increased investment, although uneven across sectors. Following agreements with the IMF, Argentina will receive USD 23.1 billion in unrestricted funds during 2025, with the aim of strengthening the Central Bank through the exchange of Non-Transferable Bills and addressing potential exchange rate pressures. Simultaneously with the announcement of this agreement, the government announced its decision to modify the exchange rate system as of April 14, 2025, eliminating most of the existing restrictions on access to the MULC (Single and Free Exchange Market) for companies and all individuals. These actions reflect the government's commitment to stabilizing the economy, promoting investment, and improving the country's fiscal situation in a context of economic challenges. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 32

33. OFFICIALY STAMPED BOOKS As of date of these interim financial statements, for administrative purposes, consolidated financial statements were not yet transcribed in the relevant certified book. 34. SUBSEQUENT EVENTS The Group has considered events after March 31, 2025 to assess the need for potential recognition or disclosure in these condensed interim consolidated financial statements. These events were evaluated until May 6, 2025, the date on which these condensed consolidated interim financial statements were available for issuance. Ordinary General Assembly of Shareholders The Ordinary General Shareholders' Meeting, held on April 23, 2025, approved (i) allocating 153,810 million (in currency of December 31, 2024) to increase the optional reserve for future dividends and delegate to the Board of Directors the power to totally or partially cancel and distribute in cash and/or in kind, one or more times, the amount in constant currency of the optional reserve for future dividends based on the evolution of the business and the regulatory restrictions and limitations until the next annual shareholders' meeting that will consider the financial statements for the year ended December 31, 2025. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 33